Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2020 Results
Reports quarterly GAAP and Adjusted earnings from continuing operations of $0.21 and $0.17 per diluted share, respectively
Generates both year-to-date operating and free cash flow before leasing investment of $457 million, respectively
Returned $193 million of capital to stockholders year-to-date, including $90 million of share repurchases in the third quarter, completing the authorization
Announces new $250 million share repurchase authorization

DALLAS, Texas – October 21, 2020 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the third quarter ended September 30, 2020.
Financial and Operational Highlights — Third Quarter 2020
•Quarterly total company revenues of $459 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.21 and quarterly adjusted EPS of $0.17, which excludes the following:
◦Restructuring activities totaling $0.03 per common diluted share
◦Additional income tax benefit of $0.07 per common diluted share related to carryback claims as permitted under recent tax legislation
•Both year-to-date cash flow from operations and free cash flow before leasing investment were $457 million, respectively
•Year-to-date investment of $310 million in leasing capital expenditures, net of railcar sales, predominantly for growth
•Total committed liquidity of $719 million as of September 30, 2020
•Repurchases of approximately 4.5 million shares at a cost of $89.9 million
•Year-to-date returns to shareholders of $193 million through dividends and share repurchases
•Announces new $250 million share repurchase authorization approved subsequent to quarter-end
•Completed a new $155.5 million securitization under an existing indenture bearing interest at 1.96% annually to replace $153.1 million of secured railcar equipment notes bearing interest at 3.82%, which were redeemed
•Previously announced date of 2020 Investor Day on November 19, 2020
“In the wake of the challenges created by the COVID-19 pandemic, I applaud the commitment of Trinity’s people to deliver high-quality products and services to our customers and continue our progress in effecting the transformation of the Company’s rail-focused operating strategy,” said Jean Savage, Trinity’s CEO and President. “Trinity’s third quarter performance reflects solid execution against numerous headwinds including competitive pricing, declining deliveries, and difficult decisions in rightsizing our operations. Through it all, Trinity’s rail platform, which generates significant cash flow, and our strong balance sheet have enabled us to manage through the current environment from a position of strength.”
“Railcar loadings rebounded during the third quarter from the historical declines earlier in the year resulting from economic shutdowns amid the coronavirus outbreak. However, market uncertainty continues to cloud demand for railcars as much of the economy remains under pressure. We continue to see a good pipeline of inquiries for available railcars – new and existing – from strategic buyers and owners of railcar assets, and we remain cautiously optimistic regarding the trajectory of demand heading into next year. Average lease rates and the utilization of our lease fleet remained essentially flat from the second quarter, while lease rate renewal pricing continued to experience negative headwinds. Rail manufacturing received orders for 2,000 railcars during the third quarter, composed primarily of larger, complex transactions that leverage the strength of Trinity’s rail platform and our ability to tailor solutions for our customers.”

“Our business leaders are taking additional actions to optimize our operating structure and our balance sheet. During the third quarter, Trinity transitioned its U.S. logistics business and outsourced these services to third-party providers, as well as completed the realignment of its organizational structure. The Company also completed the $350 million share repurchase authorization, our second such completion in the past two years, with the purchase of approximately $90 million during the quarter. Earlier this week, Trinity’s Board approved a new $250 million share repurchase authorization that runs through the end of 2021.”
Ms. Savage concluded, “As we move forward with the execution of our long-term strategy, we have redefined our purpose to ‘Delivering Goods for the Good of All.’ We are proud of the essential role our railcars play in sustaining our communities, and our strategic initiatives are aimed at enhancing the rail industry's modal advantage while improving our returns on the business. We are strongly committed to accelerating the financial performance of the Company and unlocking value for our shareholders through a disciplined capital allocation framework.”

Consolidated Financial Summary

	Three Months Ended September 30,
	2020	2019	Year over Year – Comparison
	(in millions, except percentages and per share amounts)
Revenues	$459.4	$813.6	Lower deliveries in the Rail Products Group and fewer railcars sold from our lease fleet
Selling, engineering, and administrative expenses	$51.2	$62.1	Lower employee-related costs resulting from cost optimization initiatives, including headcount reductions and adjustments to incentive-based compensation, and lower litigation-related expenses
Operating profit (loss)	$72.9	$120.3	Lower volumes in the Rail Products Group and fewer railcar sales in the Leasing Group
Interest expense	$52.3	$55.8	Reduction in the average borrowings and the variable interest rates associated with the Company's debt facilities, as well as the early redemption of a securitization in the first quarter of 2020
EBITDA (1)	$136.4	$194.5	See change in operating profit described above
Effective tax expense (benefit) rate	(34.9)%	27.5%	Primarily tax benefit due to the carryback of net operating losses
Net income (loss) attributable to Trinity Industries, Inc.	$25.1	$49.0
Diluted EPS – GAAP	$0.21	$0.39
Diluted EPS – Adjusted (1)	$0.17	$0.39

	Nine Months Ended September 30,
	2020	2019	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$456.8	$166.3	Cash impacts include cyclical shifts and working capital initiatives, as well as inflows from a customer's exercise of a purchase option on a sales-type lease
Free cash flow before leasing investment (1)	$457.0	$217.2
Capital expenditures – leasing, net	$448.8	$854.3	Reduced lease fleet investment in 2020
Returns of capital to shareholders	$193.1	$294.7	Reduced share repurchase activity in 2020
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Business Group Summary

	Three Months Ended September 30,
	2020	2019	Year over Year – Comparison
	(in millions, except percentages and number of units)
Leasing and Management Services Group
Leasing and management revenues	$183.9	$190.1	Lower fleet utilization and lower lease rates on renewals, partially offset by growth in the lease fleet and higher lease rates associated with new railcar additions
Leasing and management operating profit	$86.8	$79.8	Growth in the lease fleet and lower depreciation expense
Operating profit on sales of leased railcars	$2.9	$35.9	Lower volume of railcars sold from the lease fleet
Fleet utilization	94.8%	96.7%	Primarily driven by decrease in energy-related markets
Owned lease fleet (in units) (1)	105,925	102,090
Managed lease fleet (in units)	26,655	24,215	Additional sales of leased railcars to third-party fleets managed by the Company

Rail Products Group
Revenues	$381.2	$735.1	Lower deliveries and railcar modification services
Operating profit margin	0.8%	8.9%	Lower deliveries resulting in additional unabsorbed burden in addition to lower pricing
Deliveries (in units)	2,605	5,320
Orders (in units)	2,000	2,530
Order value	$186.8	$259.2	Lower number of units and competitive pricing
Backlog value	$1,155.4	$2,445.7

All Other Group
Revenues	$62.6	$70.3	Decreased demand for highway products
Operating profit	$7.3	$3.9	Lower employee-related costs and lower costs associated with our non-operating facilities

	September 30, 2020	December 31, 2019
Loan-to-value ratio:
Wholly-owned subsidiaries, including corporate revolving credit facility	57.9%	55.1%
(1) Includes wholly-owned and partially-owned railcars and railcars under sale-leaseback arrangements.

Additional Business Items
Income Tax Adjustments
•As a result of the reinstatement of the tax-loss carryback provisions in recent tax legislation, the Company recognized an additional tax benefit in the third quarter of $8.6 million, or $0.07 per common diluted share. The associated income tax losses were primarily due to accelerated tax depreciation associated with our investment in the lease fleet.
•The Company’s tax rate was a benefit of 34.9% for the quarter and a benefit of 69.5% for the year. These rates differed from the U.S. statutory rate primarily as a result of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act").
Liquidity and Capital Source Updates
•In July 2020, Trinity Rail Leasing 2017 LLC, a wholly-owned subsidiary of the Company, issued $225.0 million of additional promissory notes through its existing loan agreement. The promissory notes bear interest at LIBOR plus 1.50%. Net proceeds received from the transaction were used to repay borrowings under TILC's secured warehouse credit facility and under the Company’s revolving credit facility, and for general corporate purposes.
•In July 2020, we amended our revolving credit facility to increase the maximum leverage ratio through December 31, 2021 to provide near-term covenant flexibility.
•In October 2020, Trinity Rail Leasing 2018 LLC (“TRL-2018”), a wholly-owned subsidiary of the Company, issued $155.5 million of Series 2020-1 Class A Secured Railcar Equipment Notes (the “2020-1 Notes”) under an existing indenture. The 2020-1 Notes bear interest at a fixed rate of 1.96% per annum and have a stated final maturity date of 2050. In a separate transaction during October 2020, TRL-2018 redeemed its Series 2018-1 Class A-1 Secured Railcar Equipment Notes, of which $153.1 million was outstanding at the redemption date. The fixed interest rate for these notes was 3.82% per annum.
•In October 2020, our Board of Directors authorized a new share repurchase program effective October 23, 2020 through December 31, 2021. The new share repurchase program authorizes the Company to repurchase up to $250.0 million of its common stock.
•The Company's income tax receivable at the end of the third quarter was $485 million.
Cost Optimization
•In connection with the Company's ongoing assessment of future needs to support our rail-focused strategy and to optimize the performance of the business, the Company recognized pre-tax restructuring charges totaling $10.5 million year to date, primarily from employee transition costs and the write-down of our corporate headquarters campus, partially offset by a net gain on the disposition of a non-operating facility and certain related assets.
◦Restructuring charges for the third quarter of 2020 totaled $4.7 million, which included $3.4 million for severance costs, $0.7 million in asset write-downs from transportation equipment related to our logistics operations, and $0.6 million of contract termination costs.
•Trinity currently anticipates that the structural and cyclical administrative cost reductions completed thus far in 2020 will generate approximately $80 million in future annualized cost savings.
◦As the Company continues to reposition its operating structure and drive platform efficiency, we anticipate identifying further cost savings opportunities, which could lead to additional restructuring charges.
•In connection with the Company's previously communicated pension plan termination, the plan is expected to be fully settled in the fourth quarter of 2020. Upon settlement, the Company currently expects to recognize a pre-tax non-cash pension settlement charge totaling between $145 million to $160 million, which includes the recognition of all pre-tax actuarial losses accumulated in Accumulated Other Comprehensive Loss.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on October 22, 2020 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 785-424-1854 with the conference ID "Trinity". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing (402) 220-1140 until 11:59 p.m. Eastern on October 29, 2020.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event weblink.
2020 Investor Day
Trinity Industries will also hold a virtual Investor Day at 9:00 a.m. Eastern on November 19, 2020. The half-day event will include presentations on the Company’s business strategy from Jean Savage, Trinity’s CEO and President; Eric Marchetto, EVP and Chief Financial Officer; as well as other members of executive management. The live webcast and presentation slides will be accessible via the Events & Presentations portion of the Investor Relations website located at www.trin.net. A replay of the event will also be made available on the Company’s website following the event.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as railcar sales from the lease fleet, capital expenditures, and returns of capital to shareholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and non-cash pension plan termination charges.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control. Trinity reports its financial results in three principal business segments: the Railcar Leasing and Management Services Group, the Rail Products Group, and the All Other Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Jessica L. Greiner
Vice President, Investor Relations and Communications
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$459.4	$813.6	$1,583.8	$2,154.4
Operating costs:
Cost of revenues	334.5	649.1	1,213.1	1,691.0
Selling, engineering, and administrative expenses	51.2	62.1	172.3	191.5
Gains (losses) on dispositions of property:
Net gains on railcar lease fleet sales owned more than one year at the time of sale	2.9	18.1	17.3	44.7
Other	1.0	(0.2)	2.8	2.5
Impairment of long-lived assets	—	—	369.4	—
Restructuring activities, net	4.7	—	10.5	—
	386.5	693.3	1,745.2	1,835.3
Operating profit (loss)	72.9	120.3	(161.4)	319.1
Interest expense, net	51.7	54.0	163.6	160.8
Other, net	2.0	—	0.5	0.2
Income (loss) from continuing operations before income taxes	19.2	66.3	(325.5)	158.1
Provision (benefit) for income taxes:
Current	(18.7)	2.5	(471.2)	2.7
Deferred	12.0	15.7	245.1	38.5
	(6.7)	18.2	(226.1)	41.2
Income (loss) from continuing operations	25.9	48.1	(99.4)	116.9
Loss from discontinued operations, net of income taxes	—	(0.4)	(0.2)	(2.3)
Net income (loss)	25.9	47.7	(99.6)	114.6
Net income (loss) attributable to noncontrolling interest	0.8	(1.3)	(79.5)	(1.4)
Net income (loss) attributable to Trinity Industries, Inc.	$25.1	$49.0	$(20.1)	$116.0

Basic earnings per common share:
Income (loss) from continuing operations	$0.21	$0.39	$(0.17)	$0.91
Income (loss) from discontinued operations	—	—	—	(0.02)
Basic net income (loss) attributable to Trinity Industries, Inc.	$0.21	$0.39	$(0.17)	$0.89
Diluted earnings per common share:
Income (loss) from continuing operations	$0.21	$0.39	$(0.17)	$0.90
Income (loss) from discontinued operations	—	—	—	(0.02)
Diluted net income (loss) attributable to Trinity Industries, Inc.	$0.21	$0.39	$(0.17)	$0.88
Weighted average number of shares outstanding:
Basic	116.4	124.7	117.2	127.6
Diluted	117.0	126.0	117.2	129.2
Trinity is required to utilize the two-class method of calculating earnings per share ("EPS") as a result of unvested restricted shares that have non-forfeitable rights to dividends and are, therefore, considered to be participating securities. The calculation of EPS using the two-class method excludes income attributable to these participating securities from the numerator and excludes the dilutive impact of those shares from the denominator; therefore, the two-class method may result in a lower EPS than is calculated from the face of the income statement. There were no restricted shares and stock options included in the computation of diluted EPS for the nine months ended September 30, 2020 as we incurred a loss for the period, and any effect on loss per common share would have been antidilutive.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2020	2019	2020	2019
Railcar Leasing and Management Services Group	$183.9	$326.4	$613.0	$803.9
Rail Products Group	381.2	735.1	1,296.2	2,075.8
All Other	62.6	70.3	195.3	200.3
Segment Totals before Eliminations	627.7	1,131.8	2,104.5	3,080.0
Eliminations – Lease Subsidiary	(166.0)	(314.0)	(512.4)	(913.0)
Eliminations – Other	(2.3)	(4.2)	(8.3)	(12.6)
Consolidated Total	$459.4	$813.6	$1,583.8	$2,154.4

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating profit (loss):	2020	2019	2020	2019
Railcar Leasing and Management Services Group	$89.7	$115.7	$265.5	$306.3
Rail Products Group	3.2	65.4	36.2	180.8
All Other	7.3	3.9	23.9	19.9
Segment Totals before Eliminations, Corporate Expenses, Impairment of long-lived assets, and Restructuring activities	100.2	185.0	325.6	507.0
Corporate	(21.0)	(23.9)	(73.3)	(78.1)
Impairment of long-lived assets	—	—	(369.4)	—
Restructuring activities, net	(4.7)	—	(10.5)	—
Eliminations – Lease Subsidiary	(2.6)	(40.7)	(33.5)	(109.5)
Eliminations – Other	1.0	(0.1)	(0.3)	(0.3)
Consolidated Total	$72.9	$120.3	$(161.4)	$319.1

Trinity Industries, Inc.
Selected Financial Information – Leasing Group
($ in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Leasing and management	$183.9	$190.1	$558.6	$566.6
Sales of railcars owned one year or less at the time of sale (1)(2)	—	136.3	54.4	237.3
Total revenues	$183.9	$326.4	$613.0	$803.9
Operating profit (3):
Leasing and management	$86.8	$79.8	$247.8	$234.6
Railcar sales(1):
Railcars owned one year or less at the time of sale	—	17.8	0.4	27.0
Railcars owned more than one year at the time of sale	2.9	18.1	17.3	44.7
Total operating profit	$89.7	$115.7	$265.5	$306.3
Total operating profit margin	48.8%	35.4%	43.3%	38.1%

Leasing and management operating profit margin	47.2%	42.0%	44.4%	41.4%

Selected expense information:
Depreciation (4)(5)	$51.5	$59.4	$159.1	$171.6
Maintenance and compliance	$18.5	$24.9	$67.4	$79.2
Rent	$2.1	$3.8	$8.1	$13.6
Selling, engineering, and administrative expenses	$11.7	$10.7	$39.0	$36.2
Interest	$47.0	$50.0	$149.2	$146.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales of leased railcars:
Railcars owned one year or less at the time of sale (2)	$—	$136.3	$54.4	$237.3
Railcars owned more than one year at the time of sale	6.5	75.1	138.7	175.0
	$6.5	$211.4	$193.1	$412.3
Operating profit on sales of leased railcars:
Railcars owned one year or less at the time of sale	$—	$17.8	$0.4	$27.0
Railcars owned more than one year at the time of sale	2.9	18.1	17.3	44.7
	$2.9	$35.9	$17.7	$71.7
Operating profit margin on sales of leased railcars:
Railcars owned one year or less at the time of sale	—%	13.1%	0.7%	11.4%
Railcars owned more than one year at the time of sale	44.6%	24.1%	12.5%	25.5%
Weighted average operating profit margin on sales of leased railcars	44.6%	17.0%	9.2%	17.4%
(1) The Company recognizes sales of railcars from the lease fleet which have been owned by the lease fleet for one year or less as revenue. Sales of railcars from the lease fleet which have been owned by the lease fleet for more than one year are recognized as a net gain or loss from the disposal of a long-term asset.
(2) Includes revenues associated with sales-type leases of $26.3 million and $60.5 million for the three and nine months ended September 30, 2019, respectively.
(3) Operating profit includes: depreciation; maintenance and compliance; rent; and selling, engineering, and administrative expenses. Amortization of deferred profit on railcars sold from the Rail Products Group to the Leasing Group is included in the operating profit of the Leasing Group, resulting in the recognition of depreciation expense based on the Company's original manufacturing cost of the railcars. Interest expense is not a component of operating profit and includes the effect of hedges.
(4) Effective January 1, 2020, we revised the estimated useful lives and salvage values of certain railcar types in our lease fleet. This change in estimate resulted in a decrease in depreciation expense in the three and nine months ended September 30, 2020 of approximately $7.7 million and $23.1 million, respectively. This decrease was partially offset by higher depreciation associated with growth in the lease fleet.
(5) As a result of the impairment of long-lived assets related to our small cube covered hopper railcars recorded in the second quarter of 2020, our quarterly depreciation expense beginning in the third quarter of 2020 has decreased by approximately $3.5 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$120.8	$166.2
Receivables, net of allowance	219.9	260.1
Income tax receivable	485.0	14.7
Inventories	373.1	433.4
Restricted cash	101.1	111.4
Property, plant, and equipment, net	6,937.9	7,110.6
Goodwill	208.8	208.8
Other assets	276.6	396.2
Total assets	$8,723.2	$8,701.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$178.9	$203.9
Accrued liabilities	333.8	342.1
Debt	4,935.1	4,881.9
Deferred income taxes	1,040.6	798.3
Other liabilities	141.2	96.3
Stockholders' equity:
Trinity Industries, Inc.	1,817.3	2,030.1
Noncontrolling interest	276.3	348.8
	2,093.6	2,378.9
Total liabilities and stockholders' equity	$8,723.2	$8,701.4

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30, 2020	December 31, 2019
Property, Plant, and Equipment
Manufacturing/Corporate:
Property, plant, and equipment	$1,089.5	$1,040.4
Accumulated depreciation	(655.1)	(631.6)
	434.4	408.8
Leasing:
Wholly-owned subsidiaries:
Machinery and other	13.9	13.7
Equipment on lease	6,868.7	6,944.2
Accumulated depreciation	(1,190.1)	(1,139.0)
	5,692.5	5,818.9
Partially-owned subsidiaries:
Equipment on lease	2,245.6	2,410.0
Accumulated depreciation	(607.8)	(623.3)
	1,637.8	1,786.7

Deferred profit on railcars sold to the Leasing Group	(1,063.8)	(1,135.8)
Accumulated amortization	237.0	232.0
	(826.8)	(903.8)
	$6,937.9	$7,110.6

	September 30, 2020	December 31, 2019
Debt
Corporate – Recourse:
Revolving credit facility	$125.0	$125.0
Senior notes, net of unamortized discount of $0.2 and $0.2	399.8	399.8
	524.8	524.8
Less: unamortized debt issuance costs	(1.7)	(2.0)
Total recourse debt	523.1	522.8

Leasing – Non-recourse:
Wholly-owned subsidiaries:
Secured railcar equipment notes, net of unamortized discount of $1.1 and $2.0	1,948.8	2,124.1
2017 promissory notes, net of unamortized discount of $10.7 and $—	813.7	627.1
TILC warehouse facility	430.5	353.4
	3,193.0	3,104.6
Less: unamortized debt issuance costs	(20.3)	(23.9)
	3,172.7	3,080.7
Partially-owned subsidiaries:
Secured railcar equipment notes	1,248.9	1,289.3
Less: unamortized debt issuance costs	(9.6)	(10.9)
	1,239.3	1,278.4
Total non–recourse debt	4,412.0	4,359.1
Total debt	$4,935.1	$4,881.9

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net cash provided by operating activities – continuing operations	$456.8	$166.3
Net cash used in operating activities – discontinued operations	(0.2)	(2.3)
Net cash provided by operating activities	456.6	164.0

Investing activities:
Proceeds from railcar lease fleet sales owned more than one year at the time of sale	138.7	175.0
Proceeds from dispositions of property and other assets	19.8	19.5
Capital expenditures – leasing, net of sold lease fleet railcars owned one year or less with a net cost of $54.0 and $210.3	(448.8)	(854.3)
Capital expenditures – manufacturing and other	(70.7)	(63.3)
Other	—	(0.2)
Net cash used in investing activities	(361.0)	(723.3)

Financing activities:
Net (repayments of) proceeds from debt	40.3	649.4
Shares repurchased	(120.4)	(154.9)
Dividends paid to common shareholders	(67.8)	(60.8)
Other	(3.4)	(10.1)
Net cash provided by (used in) financing activities	(151.3)	423.6
Net decrease in cash, cash equivalents, and restricted cash	(55.7)	(135.7)
Cash, cash equivalents, and restricted cash at beginning of period	277.6	350.8
Cash, cash equivalents, and restricted cash at end of period	$221.9	$215.1

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit (loss), interest expense, net, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) attributable to Trinity Industries, Inc., diluted weighted average shares outstanding and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of restructuring activities, impairment of long-lived assets, early redemption of debt, the income tax effects of the CARES Act and certain other non-recurring transactions or events (as applicable).These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain non-recurring items. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30, 2020
	GAAP	Restructuring activities (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$72.9	$4.7	$—	$77.6

Provision (benefit) for income taxes	$(6.7)	$1.1	$8.6	$3.0

Income (loss) from continuing operations	$25.9	$3.6	$(8.6)	$20.9

Net income (loss) attributable to Trinity Industries, Inc.	$25.1	$3.6	$(8.6)	$20.1

Diluted weighted average shares outstanding	117.0			117.0

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.21			$0.17

	Nine Months Ended September 30, 2020
	GAAP	Impairment of long-lived assets – Controlling Interest (1)(2)	Impairment of long-lived assets – Noncontrolling Interest (3)	Restructuring activities (1)	Early redemption of debt (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$(161.4)	$288.1	$81.3	$10.5	$—	$—	$218.5

Interest expense, net	$163.6	$—	$—	$—	$(5.0)	$—	$158.6

Provision (benefit) for income taxes	$(226.1)	$67.4	$—	$2.5	$1.2	$174.6	$19.6

Income (loss) from continuing operations	$(99.4)	$220.7	$81.3	$8.0	$3.8	$(174.6)	$39.8

Net income (loss) attributable to Trinity Industries, Inc.	$(20.1)	$220.7	$—	$8.0	$3.8	$(174.6)	$37.8

Diluted weighted average shares outstanding (4)	117.2						118.4

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$(0.17)						$0.32
(1) The effective tax rate for impairment of long-lived assets, restructuring activities, and the early redemption of debt is before consideration of the CARES Act.
(2) Excludes $81.3 million of non-cash impairment of long-lived asset charges associated with the noncontrolling interest.
(3) Represents the portion of the non-cash impairment of long-lived asset charge attributable to the noncontrolling interest, for which Trinity does not provide income taxes.
(4) GAAP diluted weighted average shares outstanding excludes 1.2 million shares for the nine months ended September 30, 2020 since the Company was in a net loss position for the period. When adjusting for the items above, these shares become dilutive.

Free Cash Flow
Free Cash Flow before Capital expenditures – leasing ("Free Cash Flow") is a non-GAAP financial measure and is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from sales of leased railcars owned more than one year at the time of sale, less cash payments for manufacturing capital expenditures and dividends. We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities – continuing operations	$456.8	$166.3
Add:
Proceeds from railcar lease fleet sales owned more than one year at the time of sale	138.7	175.0
Adjusted Net Cash Provided by Operating Activities	$595.5	$341.3
Less:
Capital expenditures – manufacturing and other	(70.7)	(63.3)
Dividends paid to common shareholders	(67.8)	(60.8)
Free Cash Flow (before Capital expenditures – leasing)	$457.0	$217.2
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus non-cash impairment of long-lived assets and restructuring activities. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income (loss), the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$25.9	$47.7	$(99.6)	$114.6
Less: Loss from discontinued operations, net of income taxes	—	(0.4)	(0.2)	(2.3)
Income (loss) from continuing operations	$25.9	$48.1	$(99.4)	$116.9
Add:
Interest expense	52.3	55.8	166.6	165.5
Provision (benefit) for income taxes	(6.7)	18.2	(226.1)	41.2
Depreciation and amortization expense	64.9	72.4	199.5	210.5
EBITDA	$136.4	$194.5	$40.6	$534.1
Add:
Impairment of long-lived assets	—	—	369.4	—
Restructuring activities, net	4.7	—	10.5	—
Adjusted EBITDA	$141.1	$194.5	$420.5	$534.1